UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2007

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K filed on August 24, 2007 (the "Original 8-K") to include the employment agreements which were inadvertently omitted and to correct the date Ms. Willard's employment agreement was signed from August 24, 2007 to August 23, 2007. No other changes were made to the Original 8-K.

(b) On August 23, 2007, Live Nation, Inc. ("Live Nation" or the "Company") issued a press release announcing that effective September 1, 2007, Alan Ridgeway, 40, who has served as Chief Financial Officer of Live Nation since 2005, has been promoted to Chief Executive Officer of the Company's International Music Division and Kathy Willard, 41, who has served as Executive Vice President and Chief Accounting Officer of Live Nation since 2005, has been promoted to Executive Vice President and Chief Financial Officer of the Company. In connection with these promotions, Mr. Ridgeway will resign as Chief Financial Officer of Live Nation effective September 1, 2007 and Ms. Willard will resign as Chief Accounting Officer of Live Nation effective September 1, 2007. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(c) Mr. Ridgeway has served as the Company's Chief Financial Officer since September 2005. Prior to that, Mr. Ridgeway served as President of the Company’s European Music Division. From October 2003 to 2004, Mr. Ridgeway was Chief Operating Officer of the European Music Division. Mr. Ridgeway served as Chief Financial Officer for the European Music Division from January 2002 to October 2003.

On August 23, 2007, Live Nation announced that effective September 1, 2007, Ms. Willard has been named Live Nation’s Executive Vice President and Chief Financial Officer. Ms. Willard has served as the Company's Chief Accounting Officer since September 2005. Prior to that, Ms. Willard served as Chief Financial Officer of the Company from December 2004 to September 2005. From January 2001 to December 2004, she served as Senior Vice President and Chief Accounting Officer of the Company.

There are no family relationships between Mr. Ridgeway or Ms. Willard and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer. There are no transactions in which Mr. Ridgeway or Ms. Willard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ridgeway Employment Agreement

On August 23, 2007, Live Nation Music (UK) Limited, a subsidiary of Live Nation, entered into an employment agreement with Mr. Ridgeway (the "Ridgeway Employment Agreement"). The Ridgeway Employment Agreement provides that Mr. Ridgeway will serve as Chief Executive Officer of the Company’s International Music Division.

The initial term of the Ridgeway Employment Agreement ends on December 31, 2010; the term automatically extends day to day beginning January 1, 2010 and continues for so long thereafter as Mr. Ridgeway remains employed with the Company, so that there will always be exactly one year remaining in the employment period. Under the Ridgeway Employment Agreement, Mr. Ridgeway will receive a base salary of £300,000 per year and will be entitled to annual increases of 5% during each year of the term beginning with January 1, 2009. In 2007, Mr. Ridgeway is also eligible to receive an annual performance bonus of $300,000 to be paid in a combination of cash and/or restricted stock. Beginning with calendar year 2008, Mr. Ridgeway is also eligible to receive an annual performance bonus of 65% of his annual base salary to be paid in a combination of cash, stock options and/or restricted stock. Mr. Ridgeway is also entitled to reimbursement of his relocation expenses to the United Kingdom from California. On August 8, 2006, Mr. Ridgeway was paid a retention bonus of £504,500 (the "Retention Bonus") which will be offset against any performance bonuses earned by Mr. Ridgeway under the Ridgeway Employment Agreement. If Mr. Ridgeway is still employed with Live Nation as of December 31, 2010 (the "Target Date"), any remaining Retention Bonus that has not been so offset ("Unearned Portion of the Retention Bonus") will be deemed earned by Mr. Ridgeway. If Mr. Ridgeway’s employment is terminated prior to the Target Date, any remaining Unearned Portion of the Retention Bonus will be (i) repayable to the Company within ten business days of such termination, if Mr. Ridgeway’s employment is terminated by the Company for "Cause" or by Mr. Ridgeway without "Good Reason" (as both defined in the Ridgeway Employment Agreement), or (ii) deemed earned by Mr. Ridgeway, if Mr. Ridgeway’s employment is terminated by the Company without "Cause," by Mr. Ridgeway with "Good Reason" or due to his death or disability. If Mr. Ridgeway is terminated by the Company without "Cause" or he terminates his employment for "Good Reason", he will receive a lump sum payment of accrued and unpaid base salary, prorated bonus, if any, unreimbursed expenses and any payments to which he may be entitled under any applicable employee benefit plan. In addition, if Mr. Ridgeway signs a general release of claims, he is entitled to receive in a lump sum payment within 90 days, his monthly base salary for the greater of 12 months or the remainder of the term.

The description of the Ridgeway Employment Agreement set forth above is qualified in its entirety by the Ridgeway Employment Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Willard Employment Agreement

On August 23, 2007, Live Nation Worldwide, Inc., a subsidiary of Live Nation, entered into an employment agreement with Ms. Willard (the "Willard Employment Agreement"). The Willard Employment Agreement provides that Ms. Willard will serve as Executive Vice President and Chief Financial Officer of the Company.

The initial term of the Willard Employment Agreement ends on December 31, 2010; the term automatically extends day to day beginning January 1, 2010 and continues for so long thereafter as Ms. Willard remains employed with the Company, so that there will always be exactly one year remaining in the employment period. Under the Willard Employment Agreement, Ms. Willard will receive a base salary of $465,000 per year and beginning on January 1, 2008 will receive an annual base salary of $475,000 and will be entitled to annual increases of 5% during each year of the term beginning with January 1, 2009. Beginning in 2007, Ms. Willard is also eligible to receive an annual performance bonus of $300,000 to be paid in a combination of cash, stock grants, stock options and/or restricted stock. In addition, within 90 days of execution of the Willard Employment Agreement, the Company will recommend to the Compensation Committee of the Board of Directors of Live Nation that Ms. Willard be granted (i) stock options to purchase 20,000 shares of Live Nation’s common stock and (ii) 60,000 restricted shares of Live Nation’s common stock which would vest ratably over a four-year period. The stock option grant will have a strike price equal to the closing price of the Company’s common stock on the date of the grant. Ms. Willard is entitled to reimbursement of her relocation expenses to California from Texas and reimbursement for temporary housing and rental car for up to six months. If Ms. Willard is terminated by the Company without "Cause" or she terminates her employment for "Good Reason" (both as defined in the Willard Employment Agreement), she will receive a lump sum payment of accrued and unpaid base salary, prorated bonus, if any, unreimbursed expenses and any payments to which she may be entitled under any applicable employee benefit plan. In addition, if Ms. Willard signs a general release of claims, she is entitled to receive in a lump sum payment within 90 days, her highest monthly base salary for the greater of 12 months or the remainder of the term. Finally, if Ms. Willard is terminated by the Company without "Cause" or she terminates her employment for "Good Reason" within a 12 month period after she relocates to California, she will be entitled to reimbursement of her relocation expenses to the Midwest from California.

The description of the Willard Employment Agreement set forth above is qualified in its entirety by the Willard Employment Agreement attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

August 24, 2007	By:	Michael G. Rowles

Name: Michael G. Rowles
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement effective September 1, 2007 by and between Live Nation Music (UK) Limited and Alan B. Ridgeway
10.2	Employment Agreement effective September 1, 2007 by and between Live Nation Worldwide, Inc. and Elizabeth K. (Kathy) Willard
99.1	Press Release dated August 23, 2007